Exhibit 5.1

WILMER CUTLER PICKERING

    HALE AND DORR LLP

60 STATE STREET
October 27, 2004	BOSTON, MA 02109
+1 617 526 6000
Lifeline Holdings, Inc.	+1 617 526 5000 fax
111 Lawrence Street	wilmerhale.com

Framingham, MA 01702-8156

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-4 (File No. 333-118929) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of 14,930,160 shares of Common Stock, $0.02 par value per share (and any associated preferred stock purchase rights) (the “Shares”), of Lifeline Holdings, Inc., a Massachusetts corporation (the “Company”).

We have acted as counsel for the Company in connection with the proposed issuance by the Company of the Shares in exchange for shares of Common Stock, $0.02 par value per share, of Lifeline Systems, Inc. pursuant to an agreement and plan of share exchange (the “Agreement and Plan of Share Exchange”) entered into by and among the Company and Lifeline Systems, Inc., which has been filed as Exhibit 2.1 to the Registration Statement. We have examined signed copies of the Registration Statement and all exhibits thereto, including the Agreement and Plan of Share Exchange, all as filed with the Commission. We have also examined and relied upon resolutions approved by the Board of Directors and the sole shareholder of the Company, the Articles of Organization and Bylaws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts and the federal laws of the United States of America.

We assume that the appropriate action will be taken, prior to the issuance of the Shares in accordance with the Agreement and Plan of Share Exchange, to register and qualify the Shares for sale under all applicable state securities or “blue sky” laws.

BALTIMORE        BERLIN        BOSTON        BRUSSELS        LONDON         MUNICH

NEW YORK        NORTHERN VIRGINIA        OXFORD        PRINCETON        WALTHAM        WASHINGTON

October 27, 2004

Based upon and subject to the foregoing, we are of the opinion that, subject to shareholder approval of the Agreement and Plan of Share Exchange, the Shares will be duly authorized for issuance and, when the Shares are issued pursuant to the Agreement and Plan of Share Exchange, the Shares will be validly issued, fully paid and nonassessable.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Jeffrey A. Stein, a partner of Wilmer Cutler Pickering Hale and Dorr LLP, serves as the Secretary of the Company.

Very truly yours,

WILMER CUTLER PICKERING

HALE AND DORR LLP

By:	/S/ JEFFREY A. STEIN
Jeffrey A. Stein, a Partner